Exhibit 99.1

News Release

 Wabtec to Acquire Evident’s Inspection Technologies Division

•	Attractive purchase multiple of 12.0x 2025 Projected Adj. EBITDA supported by high single-digit revenue growth outlook, accretive Adj. EBIT margins and accretive ROIC

•	Accelerates the growth of Digital Intelligence by leveraging scalable technologies that drive customer productivity, reliability and safety

•	Expands offerings with Wabtec’s existing customers in rail, mining & industrial sectors

PITTSBURGH, January 14, 2025 – Wabtec Corporation (NYSE: WAB) announced a definitive agreement to acquire Evident’s Inspection Technologies division (Inspection Technologies), formerly part of the Scientific Solutions Division of Olympus Corporation, a global leader in Non-Destructive Testing, Remote Visual Inspection and Analytical Instruments solutions for mission critical assets. Recognized for its industry-leading brands and reference-standard technologies, Inspection Technologies brings highly attractive and complementary technologies to Wabtec’s Digital Intelligence business. This acquisition positions Wabtec for accelerated, profitable growth while reinforcing its strong commitment to enhancing customer productivity, reliability and safety.

With a 50-year legacy of innovation and commitment in advancing mission-critical applications, Inspection Technologies serves its global customer base through a geographically distributed sales force and four engineering and production facilities in North America and Japan with more than 1,300 team members.

“The addition of Inspection Technologies aligns with our growth strategy to accelerate the innovation of scalable technologies, increase our installed base, expand high margin recurring revenues and continuously drive operational performance,” said Rafael Santana, President and CEO of Wabtec.

“I am incredibly excited to partner with Evident’s talented Inspection Technologies team to further enhance our presence in key markets and applications. Together, we will drive profitable growth, lead in customer value and innovation, and maximize value creation. Inspection Technologies will augment our existing offerings in the rail, mining and industrial sectors while broadening our reach into other high growth, high margin complementary sectors,” said Nalin Jain, President of Wabtec’s Digital Intelligence Group.

Inspection Technologies’ leading industry presence and innovative product portfolio will significantly expand Wabtec's capabilities, adding advanced automated inspection capabilities, driving technology in a space where data acquisition, analytics and automation are critical.  Moreover, the integration of Inspection Technologies into Wabtec will leverage Wabtec’s extensive software development expertise, engineering depth and focus on operational excellence to deliver superior solutions to customers.

“Our deep expertise, shared commitment to innovation and strong customer relationships will unlock significant value. The combination of our two skilled teams and complementary portfolios will accelerate the development of first-class, intelligent monitoring solutions to meet the changing needs of the industries we serve,” said Karen Smith, Executive Vice President of Evident Inspection Technologies.

News Release
Headquartered near Boston, MA, Evident’s Inspection Technologies division is expected to achieve approximately $433 million in revenue for calendar year 2024, with EBITDA of approximately $112 million, translating to a margin of 25.9%. Beyond its strong financial performance, Inspection Technologies adds a highly stable and predictable revenue base, bolstered by a recurring revenue stream of approximately 68%.

This acquisition expands Wabtec’s Digital Intelligence business growth opportunities, effectively doubling the size of its total addressable market (TAM) from approximately $8 billion to $16 billion, while enhancing its ability to deliver innovative solutions to a broader range of customers.

Wabtec agreed to acquire Evident’s Inspection Technologies division for $1.78 billion (~$1.68 billion after tax benefits), subject to customary adjustments. The transaction is anticipated to provide immediate shareholder value with a high single-digit revenue growth outlook, accretive Adjusted EBIT margins and accretive return on invested capital (ROIC) over time. Additionally, the acquisition is projected to be slightly accretive to Adjusted EPS in the first year of ownership. The purchase price reflects an estimated multiple of 12.0x projected 2025 EBITDA adjusted for transaction and separation costs, anticipated tax benefits, and projected run-rate cost synergies of $25 million. The transaction is subject to customary closing conditions and regulatory approvals, with the Company expecting to finalize the purchase of Inspection Technologies by the end of the first half of 2025.

This strategic acquisition strengthens Wabtec's portfolio, accelerates its penetration into high growth industrial markets and aligns with the Company's long-term vision of driving innovation, productivity, safety and reliability, ensuring the integrity of mission critical assets, infrastructure and supply chains on a global scale.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., Eastern, today to discuss the acquisition.  To listen via webcast, go to Wabtec’s website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section.  Also, an audio replay of the call will be available by calling 1-877-344-7529 or 412-317-0088 (access code 9130208).

About Wabtec Corporation

Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at www.wabteccorp.com.

News Release
About Evident Inspection Technologies Division

Evident’s Inspection Technologies and Microscopy divisions were established in 2022 when Olympus Corporation spun off its Scientific Solutions Division to form a new company. Evident’s Inspection Technologies division delivers solutions that solve complex challenges, inspecting mission-critical assets and infrastructure with nondestructive testing, remote visual inspection, and analytical instruments for maintenance, manufacturing, and environmental applications.  Visit Evident’s website at www.evidentscientific.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. securities laws, including statements regarding the expected benefits of the Evident’s Inspection Technologies division acquisition, including anticipated synergies and the expected impact on Wabtec's operational and financial performance. These statements, the expected timing of the transaction and certain projected financial results of Inspection Technologies constitute forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “anticipate,” “estimate,” “expect,” “outlook,” “position,” “project,” “recur,” “strategy,” and “will” or other similar words or expressions. Forward-looking statements are based upon current plans, assumptions, estimates and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. For more information on these risks, please refer to Wabtec's filings with the SEC.  Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that the proposed transaction may not be completed in the time frame expected by Wabtec or at all; (2) the potential for unexpected costs, charges or expenses resulting from the proposed transaction; (3) uncertainty of the expected financial performance of Inspection Technologies and the combined company following completion of the proposed transaction; (4) risks associated with the integration of Inspection Technologies and the potential for failure to realize the anticipated benefits and synergies of the proposed transaction; (5) the ability of the combined company to implement its business strategy; (6) inability to retain key personnel; (7) changes in general economic and/or industry specific conditions; and (8) other risk factors as detailed from time to time in Wabtec’s reports filed with the Securities and Exchange Commission. The foregoing list of important factors is not exclusive.

This press release also contains certain non-GAAP measures. Non-GAAP measures should not be considered as a substitute for items calculated in accordance with GAAP, as they are subject to inherent material limitations.

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Media Contact:
Tim Bader
682-319-7925 or Tim.Bader@wabtec.com

Investors Contact:
Kyra Yates
817-349-2735 or Kyra.Yates@wabtec.com